EXHIBIT 23.1

We consent to the inclusion in this registration statement on Form S-11 of our report dated February 14, 2003, on our audits of the consolidated financial statements of Foundation Capital Resources, Inc. as of and for the years ended December 31, 2002 and 2001.

/s/BKD, LLP

June 6, 2003

Springfield, Missouri